AGREEMENT FOR THE
                        THIRD AMENDMENT TO A LEASE

     On this nineteenth day of December, 1996, it is hereby agreed by and between HILLCREST DEVELOPMENT, a Minnesota limited partnership, as Lessor, and R & D SYSTEMS, INC., a Minnesota corporation, as Tenant, that the Lease Agreement dated July 24, 1992, and the letters of Agreement dated April 27, 1993, June 22, 1993, January 17, 1995, February 17, 1995, June 15, 1995,
August 18, 1995, September 11, 1995 and the Agreement for the First Amendment to a Lease dated October 27, 1995, and the Second Amendment to a Lease dated July 3, 1996 (collectively, the "Lease"), shall be amended as follows:

     1. The Lease Term as set forth in 1.B. is hereby extended through December 31, 2017.

     2. The net rent payable pursuant to Section 1.C. and D.1. for the period commencing January 1, 2014 and expiring on December 31, 2017 shall be annually increased at a rate of four percent (4%) per year over the prior calendar year's net rent for each year during such period with the rent for the calendar year 2014 being equal to one hundred four percent (104%) of the stated net rent for the calendar year 2013.

     3. Lessor hereby grants Tenant a construction allowance of $150,000.00 which Tenant may utilize during the term of this Lease for desired leasehold improvements. Such allowance or portions shall be paid to Tenant upon submission to Lessor of evidence of payment of all work comprising the leasehold improvements and evidence that all potential lien claimants have provided lien waivers.

    4. The lease paragraph "Limited Option to Purchase the Leased Premises" contained in paragraph 15 of the Agreement for the First Amendment to a Lease dated October 27, 1995 and amended in the July 3, 1996 Agreement for the Second Amendment to a Lease is again amended by replacing the second sentence thereof with the following:

         "This options may only be exercisable by Tenant by written notice to Lessor given after December 31, 2008 and prior to January 1, 2014."

     5. Except as provided for above, all remaining terms and conditions of the Lease shall remain in full force and effect.

LESSOR:                                   TENANT:
HILLCREST DEVELOPMENT                         R & D SYSTEMS, INC.

By:  Scott Tankenoff                         By:  Thomas E. Oland
      Its General Partner                           Its President

Date:  December 19, 1996                Date:  December 19, 1996

                                  CONSENT

     The undersigned, Guarantor of Tenant's obligations under the Lease, hereby consents to the foregoing Agreement for the Second Amendment to a Lease.
                                          TECHNE CORPORATION

                                        By:  Thomas E. Oland
                                        Its:  President
                                        Date:  December 19, 1996